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                         CONTINENTAL MEDICAL SYSTEMS, INC.
                   1989 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 1991)

1. PURPOSE

    The 1989 Non-Employee Directors' Stock Option Plan (the "Plan") is intended to enable Continental Medical Systems, Inc. (the "Company") to attract and retain capable independent directors and to provide them with incentives to promote the best interests of the Company through the grant of nonqualified stock options ("Options").

     The purpose of this amendment and restatement is to incorporate into a single Plan document all amendments made to the Plan through 1991, to change references to section numbers of statutes to reflect current law, and to reflect the 3-2 split of the Company's common stock (the "Common Stock") in November 1991.

     As used in the Plan, the term "nonqualified stock options" means options which are NOT intended to qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The term "subsidiary" means any corporation (whether or not in existence at the time the Plan is amended and restated) which, at the time and Option is granted, is a subsidiary of the Company under the definition of "subsidiary corporation" contained in section 424(f) of the Code, or any similar provision hereafter enacted.

2. ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") which shall consist of not less than three directors of the Company. Committee members shall be appointed by, and shall serve at the pleasure of, the Board of Directors of the Company (the "Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Company.

     Subject to the terms of the Plan, the Committee shall have full and final authority to interpret the Plan, but shall have no discretion with respect to the selection of directors to receive Options, the number of Shares (as defined below) subject to the Plan or to each grant hereunder, or the purchase price for Shares subject to an Option. The Committee shall have the authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of this Plan, for the proper administration of this Plan and Options granted





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hereunder, and to make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. The Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company and its non-employee directors (including former non-employee directors) and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

3. ELIGIBLE DIRECTORS.

     The persons eligible to receive Options under the Plan (the "Eligible Directors") are those directors of the Company who (i), are not salaried employees of the Company or any subsidiary of the Company; and (ii) have not been salaried employees of the Company or any subsidiary of the Company during the immediately preceding 12-month period.

4. STOCK SUBJECT TO THE PLAN.

     Subject to further adjustment as provided in Section 7 hereof, 150,000 shares (the "Shares") (reflecting the 3-2 split of the Common Stock in November 1991) of $0.01 par value common stock of the Company shall be available for the grant of Options under the Plan, which shares may be authorized but unissued Shares or reacquired Shares, as the Company shall determine.

     If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

5. GRANTS, TERMS AND CONDITIONS OF OPTIONS.

     Each new Eligible Director elected to the Board from time to time (such an Eligible Director is hereinafter referred to as an "Optionee") shall automatically be granted an option to purchase 7,500 shares of Common Stock of the Company on the date of his first election by the stockholders of the Company. On the first business day of each fiscal year of the Company beginning after the date of an Optionee's initial election, the Optionee shall automatically be granted an Option to purchase 3,750 shares of Common Stock of the Company. Options granted pursuant to the Plan shall be in such form as the Committee shall from time to

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time approve, and shall be subject to the following terms and conditions:

     (a) PRICE. The option price per Share under each Option granted under the Plan shall be the greater of $.01 or 100% of the fair market value of the Common Stock on the date of grant of such Option. The fair market value of a share of Common Stock shall mean the lowest quoted sales price on the date in question (or, if there is no reported sale on such date, on such date, on the last preceding date on which any reported sale occurred) of a share of Common Stock quoted on the New York Stock Exchange or, if the Common Stock is no longer so quoted, the lowest quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share of Common Stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such exchange, the fair market value on such date of a share of Common Stock as the Board of Directors shall determine.

     (b) TERM. Subject to earlier termination as provided in Subsections (d) through (f) below and in Section 7 hereof, the duration of each Option shall be five years from the date of grant.

     (c) EXERCISE AND PAYMENT. Options shall become exercisable in four equal annual installments over the four-year period beginning on the date of grant, with the first installment becoming exercisable one year from the date of grant. Except as otherwise provided in Subsections (d) through (f) below, Options shall only be exercisable by an Optionee while he remains a director of the Company. Any Shares which may be purchased upon exercise of an Option ("Option Shares"), the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased, and accompanied by payment in full of the aggregate purchase price for the Shares. Only full Shares shall be delivered, and any fractional share which might otherwise be deliverable upon exercise of an Option granted hereunder shall be forfeited.

     The purchase price shall be payable: (i) in cash or its equivalent, or
(ii) unless in the opinion of counsel to the Company to do so may result in a possible violation of law, in whole or in part through the transfer of Common Stock previously acquired by the Optionee, provided the Common Stock so transferred has been held by the Optionee for more than one year on the date of transfer.

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     In the event such purchase price is paid, in whole or in part, with shares of Common Stock, the portion of the purchase price so paid shall be equal to the fair market value, as determined in accordance with Subsection (a) above, on the date of exercise of the Option, of the shares of Common Stock so tendered in payment of such purchase price.

     (d) DEATH OF OPTIONEE. If an Optionee ceases to be a director of the Company by reason of his death prior to the expiration date of his Option of if an Optionee who ceases to be a director for reasons described in Subsections (e) and (f) below shall die following his ceasing to be a director but prior to the earlier of
(i) the expiration date of his Option or (ii) the expiration of the period determined under Subsections (e) or (f) below, such Option may be exercised by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his death, at any time prior to the earlier of (i) one year following the date of the Optionee's death, or (ii) the expiration date of such Option
(which, in the case of death following the Optionee's termination as a director for reasons described in Subsections (e) or (f) below, shall be deemed to mean the expiration of the exercise period determined thereunder).


     (e) DISABILITY OF OPTIONEE. If an Optionee shall become disabled (within the meaning of section 22(e)(3) of the Code) during the period in which he is a director with the Company and his position as director with the Company is terminated as a consequence of such disability prior to the expiration date of his Option, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date he ceased to be a director, at any time prior to the earlier of (i) one year following the date of the Optionee's ceasing to be a director, or (ii) the expiration date of such Option. In the event of the Optionee's legal disability, such Option may be so exercised by the Optionee's legal representative.


     (f) EXPIRATION OF TERM OR REMOVAL OF OPTIONEE AS DIRECTOR. If an Optionee's service as a director with the Company terminates prior to the expiration date of his Option for any reason (such as, without limitation, failure to be reelected by the stockholders) other than those set forth in Subsections (d) and (e) above, such Option may be exercised by the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, at any time prior to the earlier of (i) 30 days after the date of termination or (ii) the expiration date of such Option.

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     (g) TRANSFERABILITY. No Option shall be assignable or
transferable by an Optionee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, his Options shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

     (h) RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his Option until the exercise of such Option and his payment for such Shares.

     (i) OPTION AGREEMENT AND FURTHER CONDITIONS. As soon as practicable after the grant of an Option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement") which shall state the number of Shares to which the Option pertains and shall set forth such terms, conditions and restrictions regarding the Option not inconsistent with the Plan as the Committee shall determine. Without limiting the generality of the foregoing, the Committee may impose further conditions upon the exercisability of Options and restrictions on transferability with respect to Shares issued upon exercise of Options.

     (j) WITHHOLDING. The obligation of the Company to deliver
Shares upon the exercise of any Option (or cash in lieu thereof) shall be subject to any applicable federal, state and local tax withholding requirements.

6. LISTING AND REGISTRATION OF SHARES.

     Each Option under the Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Option or Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, or the exercise thereof, then no such Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, on conditions acceptable to the Company. Each Optionee, his legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

7. ADJUSTMENT.

     The number of Shares which may be issued under the Plan, as stated in Section 4 hereof, and the number of Shares issuable

                                     -5
upon exercise of outstanding Options under the Plan (as well as the exercise price per share under such outstanding Options), shall be equitably adjusted by the Committee to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

     In the event of a proposed dissolution, liquidation, or sale of a substantial portion of the assets of the Company, or of a merger or consolidation in which holders of shares of Common Stock are to receive cash, securities or other property, and provision is not made for the continuance and assumption of Options under the Plan, or the substitution for such options of new options to acquire securities or other property to be delivered in connection with the transaction, the Committee shall terminate all outstanding Options upon at least seven days' prior notice to each Optionee and cause the Company to pay to each Optionee an amount in cash with respect to each Share to which a terminated Option pertains equal to the difference between the option price and the value, as determined by the Committee in the manner prescribed in Section
5(a) hereof, of the consideration to be received by the holders of shares of Common Stock in connection with such transaction. In connection with any continuance, assumption, or substitution of Options as noted above, the Committee may make an equitable adjustment in the option price and number of Shares or amount of property subject to the Option and, if deemed appropriate, provide for a cash payment to optionees in partial consideration for such exchange.

8. AMENDMENT OR DISCONTINUANCE OF THE PLAN.

     The Board at any time, and from time to time, may suspend or discontinue the Plan; provided, however, that an amendment to the Plan shall require the approval of the holders of at least a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held if such amendment would
(a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of Shares which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan. The Board may also amend the Plan from time to time, provided, however, that no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder, and provided further, that the directors eligible to receive Options under this Plan, the timing of the grants of such Options, and the method or methods for determining the amount of Options to be granted to each Eligible Director shall not be amended more than once every six months.

9.   ABSENCE OF RIGHTS.

     The granting of an Option to a person shall not entitle that person to continue to serve as a director of the Company or a subsidiary or affect the terms and conditions of such service.

10.  STOCKHOLDER APPROVAL.

     This Plan was adopted by the Board of Directors of the Company on May 4, 1989 and approved by its stockholders as of November 20, 1989.

11.  NO OBLIGATION TO EXERCISE OPTION.

     The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

12.  TERMINATION OF PLAN.

     No Options may be granted after December 31, 1999, provided, however, that all Options outstanding on that date shall remain in effect until such Options have expired or are terminated in accordance with the Plan.

                           CONTINENTAL MEDICAL SYSTEMS, INC.
                    1989 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                         NON-QUALIFIED STOCK OPTION AGREEMENT

     NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of the     day of
     (the "Grant Date") between Continental Medical Systems, Inc., a Delaware Corporation (the "Company"), and (the "Optionee"), a non-employee director of the Company.

     WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of Common Stock, $.01 par value per share, of the Company ("Shares") as hereinafter provided, in accordance with the provisions of the Continental Medical Systems, Inc. 1989 Non-Employee Directors' Stock Option Plan, as amended (the "Plan"), a copy of which is attached hereto (except as otherwise provided herein, terms used herein shall have the same meanings as in the Plan);

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

     1.  GRANT OF OPTION. The Company hereby grants to the Optionee the right
and option to purchase all or any part of an aggregate of    Shares (the
"Option"), which Option is intended to be a non-qualified stock option. The Option is not intended to qualify as an "incentive stock option", as defined by section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the Plan's terms and conditions now in effect and as they may be amended from time to time in accordance with the Plan (which terms and conditions are and automatically shall be incorporated herein by reference and made a part hereof and shall control in the event of any conflict with any other terms of this Agreement).

     2.  PURCHASE PRICE. The purchase price per share (the "Option Price") of
the Shares covered by the Option (the "Option Shares") shall be $    , which
price was the closing quote for the Company's Common Stock on the New York Stock Exchange on the Grant Date.

     3.  TERM. Unless earlier terminated pursuant to any provision hereof
or of the Plan, the Option shall expire on          (the "Expiration Date").

     4. EXERCISE OF OPTION. Except where permitted by the Plan, the right of the Optionee to exercise any installment of the Option is subject to the condition that the Optionee by in service as a non-employee director of the Company on the date such installment becomes exercisable. The Option shall become exercisable in four (4) installments; and the Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of Option Shares:

Date Installment Becomes
      Exercisable                         Number of Option Shares
------------------------                  -----------------------
                                                  Shares
                                          an additional    Shares
                                          an additional    Shares
                                          an additional    Shares

The right of the Optionee to purchase the Option Shares which are the subject of any installment of the Option which has become exercisable may be exercised in whole or in part at any time or times prior to the expiration or other termination of the Option.

     The foregoing provisions of this Paragraph 4 notwithstanding, the exercisability of the Option is subject to the terms and conditions of the Plan.

     5. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office, which is presently located at 600 Wilson Lane, Mechanicsburg, Pennsylvania 17055. Such notice (a suggested form of which is attached hereto) shall state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the assurance of non-investment referred to in Section 6 of the Plan; and shall be accompanied by payment of the full Option Price of such Option Shares. The Option Price shall be paid in cash, or by check, bank draft, or postal or express money order, or, unless in the opinion of counsel for the Company to do so may result in a possible violation of law, in whole or in part through the transfer of shares of Common Stock previously acquired by the Optionee, provided the shares of Common Stock so transferred have been held by the Optionee for more than one year on the date of transfer, or in a combination of cash (or its equivalent) and shares of Common Stock. Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the Option Shares with respect to which the Option is so exercised. The certificate or certificates for such Option Shares shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and his or her spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the death or legal disability of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Option Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable by the Company.

     6. NON-TRANSFERABILITY OF OPTION. The Option is not assignable or transferable, in whole or in part, by the Optionee, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of legal disability, by the Optionee's legal representative.

     7. WITHHOLDING OF TAXES. The obligation of the Company to deliver Option Shares upon the exercise of the Option shall be subject to applicable federal, state and local tax withholding requirements.

     8. GOVERNING LAW. This Agreement shall, to the maximum extent possible, be construed in a manner consistent with the Code provisions concerning non-qualified stock options, and its interpretation shall otherwise be governed by Delaware law.

     IN WITNESS WHEREOF, the Company has caused this Non-Qualified Stock Option Agreement to be executed by a duly authorized officer, and the Optionee has hereunto set his hand and seal, all as of the day and year first above written.



                                         CONTINENTAL MEDICAL SYSTEMS, INC.


                                         BY: ________________________________



                                         ____________________________________
                                         Optionee

                         CONTINENTAL MEDICAL SYSTEMS, INC.
                            1989 NON-EMPLOYEE DIRECTORS'
                                 STOCK OPTION PLAN

                   Notice of Exercise of Non-Qualified Stock Option

     I hereby exercise the Non-Qualified stock option granted to me as
of        by Continental Medical Systems, Inc., with respect to the following number of shares of Continental Medical Systems, Inc. Common Stock, $.01 par value per share, ("Shares") covered by said option:

     Number of Shares to be purchased
                                         ___________________________
     Option price per Share
                                         $__________________________
     Total option price
                                         $__________________________

     Enclosed is my check in the amount of $_______ (and/or _________ Shares(1) in full payment for such Shares.

     Please have the certificate or certificates representing the purchased Shares registered in the following name or names(2) ___________________________ _______________________________________________________________________ and
sent to ______________________________________________.

DATED:_________________,_____


                                          __________________________________
                                                Optionee's Signature


                                          __________________________________
                                          __________________________________
                                          __________________________________
                                                    Home Address


                                          __________________________________
                                                 Social Security No.


________________

(1) The option price may be paid in whole or in part by delivery of Shares, subject to the terms of the Continental Medical Systems, Inc. 1989 Non-Employee Directors Stock Option Plan and the Optionee's Non-Qualified Stock Option Agreement.

(2) Certificates may be registered in the name of the Optionee alone or in the joint names of the Optionee and his or her spouse.